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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT 1934

       Date of Report (date of earliest event reported): November 28, 2005

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

             0-29785                                84-0605867
     (Commission File Number)           (IRS Employer Identification No.)

           NO. 308 XUEFU ROAD, NANGANG DISTRICT, HARBIN, CHINA, 150086
           -----------------------------------------------------------
              (Address of principal executive offices and zip Code)

                                86-451-8666-6601
           -----------------------------------------------------------
               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 28, 2005, American Oriental Bioengineering, Inc, a Nevada corporation (the "Company") entered into definitive agreements with accredited investors in respect of a private placement (the "Private Placement") of 12,500,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and three-tenths of one warrant (the "Warrant") to purchase one share of Common Stock, at a price of $4.80 per Unit, for anticipated aggregate gross proceeds of $60 million. The Warrants have an exercise price of $6.50 per share of Common Stock. The proceeds, net of offering fees and expenses, will be used to finance acquisitions, working capital and for general corporate purposes. The closing will take place after approval from the American Stock Exchange and the Archipelago Exchange (ArcaEx) of additional listing applications with respect to the securities to be issued in the Private Placement.

     After accounting for conversion of the Warrants issued pursuant to the transaction, the Company will be issuing 17,387,500 shares of Common Stock. The Company currently has approximately 9,700,000 shares of Common Stock available for issuance. As a result, the Company is required to obtain shareholder approval to amend its certificate of incorporation to increase the number of authorized shares that it is permitted to issue. In addition, the rules of the American Stock Exchange require the Company to obtain shareholder approval as a result of the issuance of greater than 20% of its currently outstanding Common Stock at a discount to the current market price. A portion of the proceeds of the Private Placement will be held in escrow until the Company obtains the required shareholder approval.

     The Private Placement was made only to accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and the Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The Common Stock and Warrants have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. However, the Company is obligated to register the Common Stock, including the shares of Common Stock issuable upon exercise of the Warrants, for resale on a registration statement to be filed within 45 days of the closing of the transaction and to be effective within 90 days of the closing of the transaction.

     In connection with the Private Placement, the Company has agreed to pay a cash fee to the placement agents equal to 5% of the aggregate gross proceeds of the Private Placement and 1,137,500 warrants which are exercisable at $4.80 per share.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

ITEM 7.01. REGULATION FD DISCLOSURE.

     On November 29, 2005, the Company issued a press release, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1.


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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits:

          4.1   Form of Warrant.

          10.1 Securities Purchase Agreement by and among American Oriental Bioengineering, Inc. and each of the signatories thereto.

          10.2 Registration Rights Agreement. by and among American Oriental Bioengineering, Inc. and each of the signatories thereto.

          99.1  Press Release, dated November 29, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN ORIENTAL BIOENGINEERING, INC.


                                          By:  /s/ Yanchun Li
                                              ---------------------------------
                                          Name:  Yahchun Li
                                          Title: Chief Operating Officer

     Dated: November 30, 2005


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                                  EXHIBIT INDEX

      Exhibit No.   Description
      -----------   -----------

          4.1       Form of Warrant.

          10.1 Securities Purchase Agreement by and among American Oriental Bioengineering, Inc. and each of the signatories thereto.

          10.2 Registration Rights Agreement. by and among American Oriental Bioengineering, Inc. and each of the signatories thereto .

          99.1      Press release dated November 29, 2005.


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